UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OCZ TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OCZ TECHNOLOGY GROUP, INC.

6373 SAN IGNACIO AVENUE,
SAN JOSE, CA 95119

SUPPLEMENT TO PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
SEPTEMBER 27, 2011

This supplement (this “Supplement”) relates to the proxy statement (the “Proxy Statement”) relating to the Annual Meeting of Stockholders of OCZ Technology Group, Inc. to be held on September 27, 2011 at OCZ’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119 at 9:00 a.m. local time (the “Annual Meeting”). The Proxy Statement contains additional information about one of the items of business to be considered at the Annual Meeting. The additional information provided in this Supplement should be read together with the Proxy Statement. Terms not defined in this Supplement are given the meaning ascribed to them in the Proxy Statement.

Proposal No. 2 in the Proxy Statement is to approve an amendment to our 2004 Stock Incentive Plan to require a stockholder vote to lower the exercise price of outstanding equity awards.  The discussion of that proposal on beginning on page 9 of the Proxy Statement accurately describes the nature of proposed amendment, however, Section 7.10 of the Stock Incentive Plan attached to the Proxy Statement did not accurately reflect the amendment. The correct version of Section 7.10 of the Stock Incentive Plan reads as follows:

7.10
Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or different number of Shares.   A lower Exercise Price could only be applied with Stockholder approval.  The foregoing notwithstanding, no modification of an option shall, without the consent of the Optionee, impair his or her rights or increase the Optionee’s obligations under such Option.

Additional Information and Where to Find It

In connection with the Annual Meeting of Stockholders, we have filed the definitive proxy statement with the SEC. Stockholders may obtain free copies of the definitive proxy statement at the SEC’s web site, http://www.sec.gov. In addition, stockholders may obtain free copies of the definitive proxy statement and other relevant materials from the Company by contacting the Corporate Secretary of OCZ, at 6373 San Ignacio Avenue, San Jose, CA 95119.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the definitive proxy statement, because they contain important information about the proposed amendment.

September 2, 2011